UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2009

KANA SOFTWARE, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2009, Kana Software, Inc. (“KANA” or the “Company”) and Computershare Trust Company, N.A. entered into an amendment to the Amended and Restated Rights Agreement (the “Rights Plan”) by and between the Company and Computershare Trust Company, N.A., as Rights Agent, dated January 13, 2009, (i) to exclude the sale of substantially all of the Company’s assets to Kay Technology Corp, Inc., a Delaware corporation (the “Purchaser”), pursuant to the Asset Purchase Agreement between the Company and Purchaser dated October 26, 2009 (the “Purchase Agreement”) from the definition of a Flip-over Event in the Rights Plan, (ii) to modify certain provisions in the Rights Plan to clarify that the rights under the Rights Plan will become exercisable on or after the close of business on the tenth calendar day following the first date of a public announcement by the Company that a person or group has become an “Acquiring Person” (as defined in the Rights Plan) or such earlier time, on or after the first date of such public announcement, as the Board of Directors of KANA may determine, and (iii) to provide that, in connection with any exchange effected pursuant to Section 24 of the Rights Agreement, the Company may enter into a trust agreement (the “Trust Agreement”) whereby the Company transfers to the trust created by the Trust Agreement (the “Trust”) shares of Common Stock and other securities issued pursuant to any such exchange and stockholders would receive shares from the Trust only after complying with the terms and conditions of the Trust Agreement.

The foregoing description of the amendment to the Rights Plan is qualified in its entirety by reference to Amendment No. 1 to the Rights Plan, a copy of which is filed as Exhibit 4.1 to this report and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December, 23, 2009, KANA sold substantially all of its assets to Purchaser, pursuant to the terms of the Purchase Agreement, other than its net operating losses, certain other deferred tax assets of KANA, cash received upon the exercise of options and warrants between October 26, 2009 and December 23, 2009, certain potential income tax refunds relating to pre-closing periods, stockholder and stock option records, contracts related to any equity investment in KANA and the Rights Plan, all insurance policies and certain other immaterial assets (the “Asset Sale”) for cash consideration of $40.8 million, after reduction for estimated transaction costs, net working capital and net debt. As a result of the closing of the Asset Sale, and in accordance with the approval of a majority of the Company’s stockholders voting at an annual and special meeting of the stockholders held on December 23, 2009, the Company changed its name to SWK Holdings Inc. on December 23, 2009.

Item 3.03	Material Modification to Rights of Security Holders.

The description set forth in Item 1.01 of this report is incorporated by reference herein.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Asset Sale, the Company intends to terminate the employment of Michael S. Fields, the Company’s Chief Executive Officer, Jay A. Jones, the Company’s Chief Administrative Officer and Interim Chief Financial Officer, William A. Bose, the Company’s General Counsel and Secretary, Daniel A. Turano, the Company’s Senior Vice President of Worldwide Sales, Mark A. Angel, the Company’s Chief Technological Officer, and Chad A. Wolf, Senior Vice President of Global Consulting Services, on or before December 31, 2009.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of KANA are attached hereto as Exhibit 99.1.

(d) Exhibits

Number	Descriptions

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 22, 2009, by and between Kana Software, Inc. and Computershare Trust Company, N.A.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Kana Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ JAY A. JONES
Jay A. Jones Interim Chief Financial Officer

Date: December 29, 2009

EXHIBIT INDEX

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 22, 2009, by and between Kana Software, Inc. and Computershare Trust Company, N.A.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Kana Software, Inc.